                                                                      EXHIBIT 16


May 15, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

         We have read the statements made by LSP Energy Limited Partnership and LSP Batesville Funding Corporation (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K report dated May 15, 2001. We agree with the statements concerning our Firm in such Form 8-K.

                                       Yours very truly,


                                       /s/ KPMG LLP
                                       -----------------------------------------
                                           KPMG LLP